EXECUTION VERSION

Exhibit 4.1

AUTOLIV, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 15, 2012

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of March 15, 2012 (the “Second Supplemental Indenture”), between Autoliv, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), amending and supplementing the Indenture, dated as of March 30, 2009, between the Company and the Trustee, governing the issuance of debt securities (as may be amended or supplemented from time to time, the “Base Indenture”) and the First Supplemental Indenture, dated as of March 30, 2009, between the Company and the Trustee (the “First Supplemental Indenture”). The Base Indenture, as amended and supplemented by the First Supplemental Indenture, shall be referred to herein as the “Original Indenture,” and the Original Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be referred to herein as the “Indenture.”

RECITALS

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issue from time to time of the Company’s unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”), to be issued in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, the Company and the Trustee entered into the First Supplemental Indenture, to provide for the issuance and Remarketing of the Company’s 8% Senior Notes due 2014 (the “Senior Notes”);

WHEREAS, Section 6.02(a) of the First Supplemental Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to modify the terms of the Senior Notes in connection with the Remarketing of such Senior Notes;

WHEREAS, pursuant to and in connection with the Remarketing of the Senior Notes, the Company wishes to modify the form and terms of the Senior Notes as provided in this Second Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Senior Notes, as modified hereby, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Relation to Original Indenture. This Second Supplemental Indenture constitutes an integral part of the Original Indenture, and supplements and amends the Base Indenture and the First Supplemental Indenture solely with respect to the Senior Notes.

SECTION 1.02. Definition of Terms. For all purposes of this Second Supplemental Indenture:

(a) a term not defined herein that is defined in the Original Indenture has the same meaning when used in this Second Supplemental Indenture;

(b) the definition of any term in this Second Supplemental Indenture that is also defined in the Original Indenture shall supersede the definition of such term in the Original Indenture;

(c) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(d) the singular includes the plural and vice versa;

(e) headings are for convenience of reference only and do not affect interpretation; and

(f) the following terms have the meanings given to them in this Section 1.02(f):

“Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in New York City, New York are authorized or required by law or executive order to remain closed.

“Change of Control” means an act or event by which, subsequent to the Reset Effective Date of the Senior Notes, any single Person, or group of Persons acting in concert (other than the Company or any of its subsidiaries), acquires Control of the Company.

“Change of Control Notice” has the meaning set forth in Section 3.03(a).

“Change of Control Prepayment Amount” has the meaning set forth in Section 3.03(a).

“Change of Control Prepayment Date” has the meaning set forth in Section 3.03(a).

“Control” means the power to direct the management and policies of an entity by controlling 50% or more of the voting capital of such entity, whether through the ownership of voting capital, by contract or otherwise.

“Coupon Rate” has the meaning set forth in Section 2.05(a).

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Global Senior Note” has the meaning set forth in Section 2.04.

“Interest Payment Date” has the meaning set forth in Section 2.05(b).

“Maturity Date” has the meaning set forth in Section 2.02.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Regular Record Date” means, with respect to any Interest Payment Date for the Senior Notes, the fifteenth day of the calendar month in which such Interest Payment Date falls regardless of whether such day is a Business Day.

“Remarketing” means the remarketing of the Senior Notes pursuant to the remarketing agreement, dated as of February 9, 2012, among the Company, Morgan Stanley & Co. LLC, as the remarketing agent, and U.S. Bank National Association, as purchase contract agent and as attorney-in-fact of the holders of purchase contracts.

“Reset Effective Date” has the meaning set forth in Section 2.05(a).

The terms “Company,” “Trustee,” “Base Indenture,” “Indenture,” “Original Indenture,” “First Supplemental Indenture,” “Second Supplemental Indenture” and “Securities” shall have the respective meanings set forth in the recitals and the paragraph preceding the recitals to this Second Supplemental Indenture. The term “Senior Notes,” which is defined in the second recital to this Second Supplemental Indenture, shall mean the Senior Notes, as amended by the provisions of this Second Supplemental Indenture, unless the context otherwise requires.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE REMARKETED SENIOR NOTES

SECTION 2.01. Designation and Principal Amount. The Senior Notes, as modified hereby, are re-designated as a series of Securities known as the 3.854% Senior Notes due 2014 limited in aggregate principal amount to $106,273,000; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date and, if applicable, the public offering price, the date from which interest accrues and the first Interest Payment Date) as the Securities of this series. The Senior Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Senior Notes pursuant to Section 3.04 of the Base Indenture.

SECTION 2.02. Maturity. Unless a Change of Control has occurred and the Senior Notes are prepaid in accordance with Section 3.03, the date upon which the Senior Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is April 30, 2014 (the “Maturity Date”).

SECTION 2.03. Payment and Appointment. Principal of, and interest on, the Senior Notes will be payable, the transfer of such Senior Notes will be registrable, and such Senior Notes will be exchangeable for Senior Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Debt Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment at least 10 Business Days prior to the applicable Interest Payment Date. Payments with respect to any Global Senior Note will be made by wire transfer to the Depository.

No service charge shall be made for any registration of transfer or exchange of the Senior Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The paying agent and the Debt Security registrar for the Senior Notes shall initially be the Trustee.

SECTION 2.04. Global Senior Notes. Senior Notes will be issued in permanent global form (a “Global Senior Note”), registered in the name of the Depository or its nominee, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and the Depository shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. Senior Notes represented by the Global Senior Notes will be exchangeable for Senior Notes in certificated form only (y) if the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Senior Notes or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor Depository within 90 days of that notice or of its becoming aware of such cessation or (z) if an Event of Default with respect to the Senior Notes has occurred and is continuing; provided that the Senior Notes in certificated form so issued in exchange for the Global Senior Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and be of like aggregate principal amount and tenor as the portion of the Global Senior Note to be exchanged. Except as provided above, owners of beneficial interest in a Global Senior Note will not be entitled to receive physical delivery of Senior Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Unless and until such Global Senior Note is exchanged for Senior Notes in certificated form, Global Senior Notes may be transferred, in whole but not in part, and any payments on the Senior Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository. Any Global Senior Note that is exchangeable pursuant to clause (y) of the second sentence of this Section 2.04 shall be exchangeable for Senior Notes in certificated form registered in such names as the Depository shall direct.

SECTION 2.05. Interest.

(a) The Senior Notes will bear interest at the rate of 3.854% per annum (the “Coupon Rate”) from and including March 15, 2012 (the “Reset Effective Date”) to, but excluding, the Maturity Date. The Senior Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate.

(b) Prior to and on the Maturity Date, interest on the Senior Notes shall be payable semiannually on April 30 and October 31 of each year (each such payment date, an “Interest Payment Date”), commencing October 31, 2012, to the Person in whose name the relevant Senior Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date.

(c) The amount of interest payable on the Senior Notes for any full Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. For the first Interest Payment Date, the amount of interest payable on the Senior Notes will be computed on the basis of a full semiannual period plus one 30-day month plus the actual number of days elapsed during a 30-day period. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such originally scheduled Interest Payment Date; provided, however, if such payment on the next Business Day would cause the Interest Payment Date to occur in the next calendar year, then such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the applicable Interest Payment Date.

(d) References in the Indenture to interest payable on the Senior Notes include, as applicable, Additional Amounts payable as specified in Section 2.06 of the First Supplemental Indenture.

ARTICLE III

REDEMPTION OR REPURCHASE OF THE SENIOR NOTES

SECTION 3.01. No Redemption. The Senior Notes shall not be redeemable by the Company prior to the Maturity Date.

SECTION 3.02. No Repurchase. No Holder of the Senior Notes shall have any right to require the Company to repurchase or redeem any or all of such Holder’s Senior Notes prior to the Maturity Date, except upon a Change of Control in accordance with Section 3.03.

SECTION 3.03. Change of Control Prepayment Offer. (a) Not later than 10 Business Days after the Company becomes aware that a Change of Control has occurred, the Company shall give written notice (the “Change of Control Notice”) of the Change of Control to all Holders of the Senior Notes and the Trustee.

The Change of Control Notice shall (i) describe the facts and circumstances of the Change of Control in reasonable detail, (ii) refer to this Section 3.03 and the rights of the Holders hereunder and (iii) contain an offer by the Company to prepay the entire unpaid principal amount of the Senior Notes held by each Holder at 100% of the principal amount of such Senior Notes, together with interest accrued but unpaid thereon to, but excluding, the prepayment date (the “Change of Control Prepayment Date”) selected by the Company and specified in the Change of Control Notice (such amount, the “Change of Control Prepayment Amount”). The Change of Control Prepayment Date shall be a Business Day not less than 30 nor more than 60 days after the Change of Control Notice, other than as may be required by law.

A Holder of the Senior Notes may accept the Company’s offer to prepay the Senior Notes by delivering a notice of acceptance to the Company within 20 Business Days after the date of the Change of Control Notice. A failure by a Holder of the Senior Notes to respond to the offer shall be deemed to constitute rejection of the offer by the Holder.

On the Change of Control Prepayment Date specified in the Change of Control Notice, the entire Change of Control Prepayment Amount of the Senior Notes held by each Holder of the Senior Notes which has accepted the prepayment offer, shall become due and payable.

(b) The Company will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions in this Section 3.03, the Company will be required to comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 3.03 by virtue of any such conflict.

ARTICLE IV

FORM OF SENIOR NOTES

SECTION 4.01. Form of Senior Notes. The Senior Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Senior Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE V

ORIGINAL ISSUE OF SENIOR NOTES

SECTION 5.01. Original Issue of Senior Notes. Senior Notes in the aggregate principal amount of $106,273,000 may from time to time, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Notes to or upon Company Order pursuant to Section 3.04 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

ARTICLE VI

SUPPLEMENTAL INDENTURES

SECTION 6.01. Supplemental Indentures with Consent of Holders of Senior Notes. As set forth in Section 11.02 of the Base Indenture, with the consent of the Holders of a majority in the aggregate principal amount of Senior Notes affected by such supplemental indenture at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Second Supplemental Indenture or of modifying in any manner the rights of the Holders of the Senior Notes; provided, however, that, solely with respect to the Senior Notes, in addition to subclauses (a) through (d) of clause (ii) of Section 11.02 of the Base Indenture and subclauses (s) through (w) and subclause (z) of Section 6.01 of the First Supplemental Indenture, no such supplemental indenture shall amend or modify Section 3.03 of this Second Supplemental Indenture in a manner adverse to the Holders of Senior Notes without the consent of the Holder of each Senior Note affected.

SECTION 6.02. Supplemental Indentures without Consent of Holders of Senior Notes. As set forth in Section 11.01 of the Base Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding certain provisions or changing certain provisions of the Base Indenture or this Second Supplemental Indenture without the consent of the Holders of the Senior Notes. Solely with respect to the Senior Notes, in addition to clauses (a) through (h) of Section 11.01 of the Base Indenture and subclauses (u) through (y) of Section 6.01(a) of the First Supplemental Indenture, the Company and the Trustee may enter into a supplemental indenture to modify the terms of the Senior Notes to cure any ambiguity or correct any inconsistency, including any amendment made solely to conform the provisions of this Second Supplemental Indenture to the “Description of the Senior Notes” contained in the prospectus supplement related to the remarketing of the Senior Notes.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Amendment to Section 9.01 of the First Supplemental Indenture. Section 9.01 of the First Supplemental Indenture is hereby amended by restating the introductory paragraph in its entirety to read as follows:

“Solely with respect to the Senior Notes, the events listed as Events of Default in clauses (a) through (h) (but excluding, for the avoidance of doubt, the portion of clause (h) immediately following the first semicolon therein) of Section 7.01 of the Base Indenture are deleted and are hereby replaced in their entirety with the following events constituting Events of Default:”.

SECTION 7.02. Additional Events of Default. Solely with respect to the Senior Notes, in addition to the events listed as Events of Default in clauses (a) through (g) of Section 9.01 of the First Supplemental Indenture, the following shall be added as a subsection (h) as an additional Event of Default:

“(h) the Company’s failure to provide a Change of Control Notice in connection with a Change of Control no later than 10 Business Days after the Company becomes aware that a Change of Control has occurred.”

ARTICLE VIII

EFFECTIVENESS

SECTION 8.01. Effectiveness. This Second Supplemental Indenture and the amendments to the Original Indenture and the modifications to the Senior Notes effected hereby shall become effective on and as of the Reset Effective Date.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Ratification of Indenture. The Base Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 9.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 9.03. New York Law to Govern. THIS SECOND SUPPLEMENTAL INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.04. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Senior Notes, but this Second Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.05. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE X

TAX TREATMENT

SECTION 10.01. Tax Treatment. The Company agrees, and by acceptance of a Senior Note, each Holder will be deemed to have agreed to treat the Senior Notes as indebtedness for U.S. federal, state and local tax purposes, which is subject to the contingent payment debt regulations.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, as of the day and year first written above.

AUTOLIV, INC.

By:	/s/ Mats Wallin
	Name:	Mats Wallin
	Title:	Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Patrick J. Crowley
	Name:	Patrick J. Crowley
	Title:	Vice President

[Second Supplemental Indenture]

EXHIBIT A

[For inclusion in Global Senior Note only — THIS SENIOR NOTE IS A GLOBAL SENIOR NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS SENIOR NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

AUTOLIV, INC.

3.854% Senior Note due 2014

CUSIP No.:

ISIN:

No.

Autoliv, Inc., a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum [of              Dollars ($            )][set forth on the Schedule of Increases or Decreases in Senior Note attached hereto], on April 30, 2014 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from the original issuance date or the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 30 and October 31 of each year, commencing October 31, 2012, at the rate of 3.854% per annum (the “Coupon Rate”) to, but excluding, the Maturity Date, until the principal hereof is paid or duly provided for or made available for payment. The Senior Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate. The first interest payment period will be from and including the Reset Effective Date to, but excluding, October 31, 2012.

The amount of interest payable on the Senior Notes for any full Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. For the first Interest Payment Date, the amount of interest payable on the Senior Notes will be computed on the basis of a full semiannual period plus one 30-day month plus the actual number of days elapsed during a 30-day period. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such originally scheduled Interest Payment Date; provided, however, if such payment on the next Business Day would cause the Interest Payment Date to occur in the next calendar year, then such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the applicable Interest Payment Date.

Payment of the principal of and interest on this Senior Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the security register or by wire transfer to an account appropriately designated by the Holder entitled to payment at least 10 Business Days prior to the applicable Interest Payment Date. Payments with respect to any Global Senior Note will be made by wire transfer to the Depository.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

AUTOLIV, INC.

By:
Name:
Its:

By:
Name:
Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities of the series designated herein and referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

REVERSE OF SENIOR NOTE

This Senior Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of March 30, 2009, between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture, dated as of March 30, 2009, between the Company and the Trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of March 15, 2012, between the Company and the Trustee (the “Second Supplemental Indenture” and together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $106,273,000; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date, and, if applicable, public offering price, the date from which interest accrues and the first Interest Payment Date) and with the same CUSIP number as the Securities of this series.

All terms used in this Senior Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Company may not redeem the Senior Notes at its option prior to the Maturity Date. No Holder of the Senior Notes shall have any right to require the Company to repurchase or redeem any or all of such Holder’s Senior Notes prior to the Maturity Date, except upon a Change of Control.

Upon a Change of Control, the Company shall offer to prepay the entire unpaid principal amount of Senior Notes held by each Holder at 100% of the principal amount of such Senior Notes, together with interest accrued but unpaid thereon to, but excluding, the Change of Control Prepayment Date. The prepayment offer upon a Change of Control will be made in accordance with the terms specified in the Indenture.

The Senior Notes are not subject to defeasance and are not entitled to the benefit of any sinking fund.

If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the entry into one or more supplemental indentures for purposes of amending or modifying the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Senior Notes at the time outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

Principal of and interest on the Senior Notes will be payable, the transfer of such Senior Notes will be registrable, and such Senior Notes will be exchangeable for Senior Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York.

No service charge shall be made for any registration of transfer or exchange of the Senior Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Senior Notes will be issued in permanent global form, registered in the name of the Depository or its nominee. Senior Notes represented by Global Senior Notes will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in certificated form, except in certain limited circumstances specified under the Indenture. Unless and until such Global Senior Notes are exchanged for Senior Notes in certificated form, Global Senior Notes may be transferred, in whole but not in part, and any payments on the Senior Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

Prior to due presentment of this Senior Note for registration of transfer, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company agrees, and by acceptance of a Senior Note, each Holder will be deemed to have agreed to treat the Senior Notes as indebtedness for U.S. federal, state and local tax purposes, which is subject to the contingent payment debt regulations.

THIS SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Senior Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debt Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debt Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN SENIOR NOTE*

The initial principal amount of this Senior Note is $106,273,000. The following increases or decreases in a part of this Senior Note have been made:

Date	Amount of decrease in principal amount of this Senior Note	Amount of increase in principal amount of this Senior Note	Principal amount of this Senior Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Notes